SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report: June 19, 2003

BANK OF SOUTH CAROLINA CORPORATION

(Exact name of registrant as specified in its charter)

South Carolina	0-27702	57-1021355

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

256 Meeting Street, Charleston, SC 29401

(Address of principal executive offices) (Zip Code)

(843) 724-1500

(Registrant’s telephone number, including area code)

Item 5. OTHER EVENTS

The Board of Directors of Bank of South Carolina Corporation, the parent company for The Bank of South Carolina, on June 19, 2003, declared a 10% stock dividend to shareholders of record as of June 30, 2003, effective July 15, 2003. In addition, the Board of Directors declared an $.11 per share dividend, payable July 31, 2003, to shareholders of record as of June 30, 2003. This is the 56th consecutive dividend paid by the Corporation to its shareholders. Hugh C. Lane, Jr., the Corporation’s President and CEO, stated “We are pleased with the Bank’s year to date earnings and are happy to share them with our shareholders as it represents the financial stability and strength of our Bank in today’s market.”

The Bank of South Carolina, a De Novo Charter, which opened in 1987 at 256 Meeting Street, has offices in Summerville, Mt. Pleasant, and the West of the Ashley community. It is also available on its’ website at www.banksc.com. Bank of South Carolina Corporation currently trades its common stock on the NASDAQ stock market under the symbol “BKSC.” Market makers for the stock for Bank of South Carolina Corporation are: Robinson Humphrey Company, Inc., Stern Agee & Leach, Inc., Scott & Stringfellow, Inc. Nite Securities, LP, and Speer, Leeds & Kellogg.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BANK OF SOUTH CAROLINA CORPORATION (Registrant)

June 19, 2003	By: /s/William L. Hiott, Jr.

William L. Hiott, Jr. Executive Vice President and Cashier

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